EXHIBIT 99.2

Consent of Anderson & Strudwick, Inc.

ANDERSON & STRUDWICK, INC.

October 7, 2005

Board of Directors

Albemarle First Bank

Charlottesville, VA 22906

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letters, dated June 9, 2005 and September 27, 2005, to the Board of Directors of Albemarle First Bank (the “Bank”) regarding the proposed merger transaction contemplated by the Agreement and Plan of Reorganization dated as of June 9, 2005, as amended September 27, 2005, respectively, between Millennium Bankshares and the Bank, included as Annex D to the Proxy Statement/Prospectus which forms a part of Millennium Bankshares’ Amendment No. 1 to Registration Statement on Form S-4 to which this consent is attached as an exhibit (the “Registration Statement”) and to the references in the Registration Statement to our firm and to our opinion under the headings “Summary – Opinions of Financial Advisors,” “Proposal 1 – Approval of the Merger and Related Matters — Background of the Merger; Board Recommendations and Reasons for the Merger,” “— Opinion of Albemarle First Bank’s Financial Advisor,” “– Transaction Summary,” “– Selected Transaction Analysis,” “– Discounted Cash Flow Analysis,” “– Relative Stock Price Performance,” “—Selected Peer Group Analysis,” “—Contribution Analysis,” “—Financial Impact Analysis,” “— Other Analyses,” and “Annex D — Opinion of Anderson & Strudwick, Inc. to the Board of Directors of Albemarle First Bank.” In giving the foregoing consent, we do not admit (1) that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder and (2) that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Anderson & Strudwick, Inc.

ANDERSON & STRUDWICK, INC.